Exhibit 99.1

FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 18, 2017

CLARCOR REPORTS FOURTH QUARTER
FINANCIAL RESULTS

Unaudited Fourth Quarter and Full Year 2016 Highlights
(Amounts in millions, except per share data and percentages)

	Fourth Quarter Ended			Full Year Ended
	12/3/16	11/28/15	Change	12/3/16	11/28/15	Change
Net sales	$376.9	$372.5	1%	$1,389.6	$1,481.0	-6%
Operating profit	44.4	49.4	-10%	180.9	197.9	-9%
Net earnings — CLC	29.0	33.1	-12%	139.3	134.7	3%
Diluted EPS	$0.59	$0.67	-12%	$2.84	$2.67	6%
Operating margin	11.8%	13.3%	-1.5 pts	13.0%	13.4%	-0.4 pts

FRANKLIN, TN, Wednesday, January 18, 2017-CLARCOR Inc. (NYSE: CLC) reported that its fourth quarter diluted earnings per share were $0.59, an $0.08 reduction from the fourth quarter of 2015. Fourth quarter 2016 diluted earnings per share were negatively impacted by approximately $0.12 from expenses associated with the pending Parker-Hannifin transaction. In addition, the fourth quarters of 2016 and 2015 were negatively impacted by approximately $0.03 and $0.07, respectively, from upfront expenses for cost reduction initiatives. Excluding the aggregate impact of these items, non-GAAP adjusted diluted earnings per share for the fourth quarter of 2016 were flat compared to the fourth quarter of 2015, as reflected in the table on the next page. Our fiscal fourth quarter of 2016 included an additional or fourteenth week while our fiscal fourth quarter 2015 included thirteen weeks. We estimate that the additional week in the fourth quarter of 2016 positively influenced net sales by approximately 8% compared to the fourth quarter of 2015.

To allow investors to better compare and evaluate our historical financial performance, we are presenting non-GAAP adjusted financial results in the table following this paragraph. Non-GAAP adjusted financial results for the fourth quarter of 2016 exclude $7.4 million of expenses associated with the pending Parker-Hannifin transaction and $2.3 million of upfront expenses for cost reduction initiatives as referenced above. Non-GAAP adjusted financial results for the fourth quarter of 2015 exclude $5.6 million of upfront expenses for cost reduction initiatives. Please refer to pages 11 through 14 of this earnings release for reconciliations and additional information with respect to non-GAAP adjusted financial results for the fourth quarter and full year 2015 and 2016.

Non-GAAP Adjusted Financial Results:

	Fourth Quarter Ended			Full Year Ended
	12/3/16	11/28/15	Change	12/3/16	11/28/15	Change
Adjusted net sales	$376.9	$372.5	1%	$1,389.6	$1,440.1	-4%
Adjusted operating profit	54.2	55.0	-2%	192.7	201.4	-4%
Adjusted net earnings — CLC	36.3	36.7	-1%	129.8	133.6	-3%
Adjusted diluted EPS	$0.74	$0.74	0%	$2.65	$2.65	0%
Adjusted operating margin	14.4%	14.8%	-0.4 pts	13.9%	14.0%	-0.1 pts

Fourth quarter 2016 consolidated net sales increased $4 million, or 1%, from last year’s fourth quarter. Higher fourth quarter net sales were primarily driven by the additional fiscal week in this year’s fourth quarter compared to the fourth quarter of 2015 which contained thirteen weeks. The net sales benefit from this additional fiscal week was partially offset by continued weakness in our natural gas filtration business and lower net sales in several of our heavy-duty engine filtration markets when adjusted for the additional fiscal week, as well as changes in average foreign currency exchange rates which negatively impacted consolidated net sales by $6 million, or 2%. We also recognized higher incentive compensation expense pursuant to our company-wide annual cash incentive program in the fourth quarter of 2016 in comparison to last year’s fourth quarter as the result of us achieving a higher payout level under this program in fiscal 2016 than fiscal 2015, which negatively impacted operating profit by $6.8 million, diluted earnings per share by $0.09 and operating margin by 1.8 percentage points in the fourth quarter of 2016 compared to last year’s fourth quarter.

Fourth quarter 2016 net sales in our Engine/Mobile Filtration segment increased $5 million, or 3%, from last year’s fourth quarter including relatively flat domestic sales and a $4 million, or 9%, increase in international net sales. Changes in average foreign currency exchange rates negatively impacted net sales in this reporting segment by $2 million, or 1%. In addition to the impact of the extra week in the fourth quarter of 2016, higher international net sales compared to last year’s fourth quarter were primarily driven by an increase in heavy-duty engine first-fit filtration sales to our largest customer in China and higher export sales of off-road fuel filtration products to the agricultural and construction equipment markets primarily the result of several new first-fit product introductions. Domestic net sales in this reporting segment were relatively flat compared to last year’s fourth quarter--despite the additional fiscal week in this year’s fourth quarter--as a 5% increase in heavy-duty engine filtration sales to our U.S. independent aftermarket was offset by a 22% decline in sales to other filtration companies and a 10% reduction in sales to a large retail customer that was referenced in our earnings release for the prior quarter. We believe lower fourth quarter net sales to this large retail customer continue to be driven by a strategic reorganization taking place at this customer.

Fourth quarter 2016 net sales in our Industrial/Environmental Filtration segment were relatively flat compared to last year’s fourth quarter. The net sales benefit of the extra fiscal week was offset by changes in average foreign currency exchange rates which negatively impacted net sales in this reporting segment by $4 million, or 2%. Higher year-over-year fourth quarter HVAC filtration product sales and $3 million additional sales from our first quarter 2016 acquisition of TDC Filter Manufacturing were offset by lower natural gas filtration sales. Sales of HVAC filtration products increased $6 million, or 21%, from last year’s fourth quarter primarily due to continued higher sales into the Middle East. Natural gas filtration sales declined approximately $9 million, or 12%, from last year’s fourth quarter driven by a 30% reduction in capital vessel sales which was partially offset by a 9%

increase in aftermarket filtration sales, reflecting continued focus within this business on growing the aftermarket despite continued difficult end-market conditions.

Our fourth quarter operating margin of 11.8% declined 1.5 percentage points from last year’s fourth quarter. This decline was driven by a 1.8 percentage point increase in selling and administrative expenses as a percentage of net sales partially offset by a 0.3 percentage point improvement in gross margin percentage. Selling and administrative expenses increased $7 million in the fourth quarter of 2016 from last year’s fourth quarter primarily driven by expenses pursuant to the pending Parker-Hannifin transaction and higher incentive compensation expense pursuant to our company-wide annual cash incentive program, partially offset by lower upfront expenses for cost reduction initiatives and a reduction in bad debt expense due to continued improvement in our collection of past due accounts receivable. The higher gross margin percentage compared to last year’s fourth quarter was primarily due to improvement in our Engine/Mobile Filtration segment driven by lower material and direct labor costs as a percentage of net sales, partly offset by lower absorption of fixed manufacturing costs. The reduction in material cost as a percentage of net sales was primarily the result of favorable sales mix and our company-wide purchasing cost reduction initiative.

In fiscal year 2016 we generated $285 million of net cash from operating activities, a $132 million increase from fiscal year 2015. Approximately $18 million of this increase resulted from the 3M patent litigation award received during the second quarter of fiscal 2016. The remaining improvement in operating cash generation was primarily the result of our ongoing focus on optimizing the components of working capital by employing several Lean techniques. For example, we lowered inventory $37 million from year-end 2015 while maintaining the same strong delivery and service levels to our aftermarket customers, and we lowered accounts receivable by $33 million as we successfully reduced past due customer balances while concurrently benefiting from a $6 million year-over-year reduction in bad debt expense.

Pending Parker-Hannifin Transaction

On December 1, 2016, CLARCOR Inc. (the “Company”) entered into an Agreement and Plan of Merger with Parker-Hannifin Corporation (“Parker-Hannifin”) and Parker Eagle Corporation, a wholly owned subsidiary of Parker-Hannifin (“Merger Sub”), pursuant to which, upon the closing of the merger, Merger Sub will cease to exist, and the Company will survive as a wholly owned subsidiary of Parker-Hannifin (the “pending Parker-Hannifin transaction”). Upon the closing of this merger, each share of the Company’s common stock, par value $1.00 per share (other than treasury stock and any shares of the Company’s common stock owned by the Company, Parker-Hannifin, Merger Sub, any of their wholly owned subsidiaries, or any person who properly demands statutory appraisal of their shares) will be converted into the right to receive an amount in cash equal to $83.00 without interest. Upon the completion of the merger, the Company’s common stock will no longer be publicly traded and will be delisted from the New York Stock Exchange.

The pending Parker-Hannifin transaction is subject to customary closing conditions, including approval of the merger by the Company’s stockholders and receipt of applicable regulatory approvals.

Conference Call Information/Guidance

In light of the pending Parker-Hannifin transaction, the Company is not holding a conference call in connection with this earnings release and is not providing 2017 guidance in connection with this earnings release.

The Company is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

Additional Information and Where to Find It

In connection with the pending Parker-Hannifin transaction, the Company has filed a preliminary proxy statement on Schedule 14A with the SEC. In addition, a definitive proxy statement will be filed by the Company and provided to the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (WHEN FILED), FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY NOW AND WHEN FUTURE FILINGS BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING PARKER-HANNIFIN TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company’s website at www.clarcor.com under the heading “Investor Information” or by emailing the Company at investor@clarcor.com.

Participants in Solicitation

Parker-Hannifin, the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the pending Parker-Hannifin transaction. Information concerning Parker-Hannifin’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker-Hannifin’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning the Company’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for the Company’s 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the pending Parker-Hannifin transaction are included in the preliminary proxy statement and other relevant materials filed with the SEC, and will be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon any cost savings and/or restructuring initiatives (including that the costs associated with such initiatives may be greater than anticipated, that we may be unable to realize anticipated cost savings or other contemplated benefits, and that such initiatives may adversely impact our business), customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the impact on our business and results of operations from developments related to the potential exit of the United Kingdom from the European Union, our potential inability to realize the anticipated benefits of the strategic supply partnership with GE, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2015 filed on January 22, 2016, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. In addition, there are various risks and uncertainties associated with the pending Parker-Hannifin transaction, including but not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the pending Parker-Hannifin transaction; the possibility of non-consummation of the pending Parker-Hannifin transaction and termination of the merger agreement; the risk that the Company could be required to pay a termination fee of $113 million to Parker-Hannifin under certain circumstances pursuant to the terms of the merger agreement; the failure to obtain Company stockholder approval of the pending Parker-Hannifin transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the pending Parker-Hannifin transaction; the risk that stockholder litigation in connection with the pending Parker-Hannifin transaction may affect the timing or occurrence of the pending Parker-Hannifin transaction or result in significant costs of defense, indemnification and liability; the significant transaction costs which have been and may continue to be incurred by the Company related to the pending Parker-Hannifin transaction; and other potential risks to the Company associated with any failure to close the Parker-Hannifin transaction, including the potential distraction of employee and management attention during the pendency of the merger, uncertainty about the effect of the pending Parker-Hannifin transaction on the Company’s relationships with employees, potential and existing customers and suppliers and other parties, and the impact that the failure of the pending Parker-Hannifin transaction to close could have on the trading price of shares of Company common stock and the Company’s operating results. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Quarter Ended		Twelve Months Ended
	December 3, 2016	November 28, 2015	December 3, 2016	November 28, 2015
Net sales	$376,947	$372,547	$1,389,573	$1,481,026
Cost of sales	252,211	250,258	927,674	992,397

Gross profit	124,736	122,289	461,899	488,629

Selling and administrative expenses	80,290	72,900	281,011	290,682

Operating profit	44,446	49,389	180,888	197,947

Other income (expense):
Interest expense	(1,794)	(1,664)	(7,538)	(5,629)
Interest income	156	104	551	443
Other, net	(317)	93	27,705	5,204
	(1,955)	(1,467)	20,718	18

Earnings before income taxes	42,491	47,922	201,606	197,965

Provision for income taxes	13,447	14,828	62,216	63,052

Net earnings	29,044	33,094	139,390	134,913

Net earnings attributable to noncontrolling interests, net of tax	(44)	(41)	(124)	(209)

Net earnings attributable to CLARCOR Inc.	$29,000	$33,053	$139,266	$134,704

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.60	$0.67	$2.86	$2.70
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.59	$0.67	$2.84	$2.67

Weighted average number of shares outstanding - Basic	48,591,862	49,359,491	48,690,560	49,981,118
Weighted average number of shares outstanding - Diluted	49,015,276	49,613,346	49,059,758	50,429,454

Dividends paid per share	$0.2500	$0.2200	$0.9100	$0.8200

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 3, 2016	November 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$134,878	$101,529
Accounts receivable, less allowance for losses of $10,593 and $14,765, respectively	229,762	258,280
Inventories	237,627	274,825
Income taxes receivable	1,237	3,781
Prepaid expenses and other current assets	21,842	26,380
Total current assets	625,346	664,795

Plant assets, at cost, less accumulated depreciation of $306,202 and $286,335, respectively	294,602	301,019
Assets held for sale	533	533
Goodwill	502,908	506,265
Acquired intangible assets, less accumulated amortization	302,901	329,155
Deferred income taxes	3,157	3,651
Other noncurrent assets	9,645	13,038
Total assets	$1,739,092	$1,818,456
LIABILITIES
Current liabilities:
Current portion of long-term debt	$17,700	$7,788
Accounts payable	89,303	87,546
Accrued liabilities	94,894	106,410
Income taxes payable	1,913	1,956
Total current liabilities	203,810	203,700

Long-term debt, less current portion	267,753	397,368
Long-term pension and postretirement healthcare benefits liabilities	37,175	31,577
Deferred income taxes	75,147	64,908
Other long-term liabilities	13,694	10,438
Total liabilities	597,579	707,991

SHAREHOLDERS' EQUITY
Capital stock	48,567	49,111
Capital in excess of par value	—	—
Accumulated other comprehensive loss	(122,662)	(88,052)
Retained earnings	1,214,922	1,148,510
Total CLARCOR Inc. equity	1,140,827	1,109,569
Noncontrolling interests	686	896
Total shareholders' equity	1,141,513	1,110,465
Total liabilities and shareholders' equity	$1,739,092	$1,818,456

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended
	December 3, 2016	November 28, 2015
Cash flows from operating activities:
Net earnings	$139,390	$134,913
Depreciation	34,022	31,075
Amortization	24,580	25,528
Net (gain) loss on disposition of assets	927	(2,144)
Net gain on disposal of J.L. Clark	—	(12,132)
Impairment of investments	—	6,729
Stock-based compensation expense	6,507	9,093
Excess tax benefit from stock-based compensation	(2,194)	(1,246)
Other noncash items	(4,337)	(268)
Changes in assets and liabilities	86,503	(37,803)
Net cash provided by operating activities	285,398	153,745

Cash flows from investing activities:
Restricted cash	(143)	—
Business acquisitions, net of cash acquired	(19,299)	(20,882)
J.L. Clark disposition, net of cash divested	—	45,232
Additions to plant assets	(30,924)	(64,535)
Proceeds from disposition of plant assets	1,323	7,469
Investment in affiliates	—	(525)
Net cash used in investing activities	(49,043)	(33,241)

Cash flows from financing activities:
Net borrowings (payments) on revolving credit facility	(112,000)	197,000
Payments on term loan facility	(7,500)	(195,000)
Payments on long-term debt	(305)	(8,665)
Payment of financing costs	—	(50)
Sale of capital stock under stock option and employee purchase plans	34,075	8,106
Acquisition of noncontrolling interest	—	(1,239)
Payments for repurchase of common stock	(73,901)	(70,777)
Excess tax benefit from stock-based compensation	2,194	1,246
Dividend paid to noncontrolling interests	(172)	(206)
Cash dividends paid	(44,375)	(40,972)
Net cash used in financing activities	(201,984)	(110,557)
Net effect of exchange rate changes on cash	(1,022)	(2,482)
Net change in cash and cash equivalents	33,349	7,465
Cash and cash equivalents, beginning of period	101,529	94,064
Cash and cash equivalents, end of period	$134,878	$101,529

Cash paid during the period for:
Interest	$6,762	$4,874
Income taxes, net of refunds	$44,151	$70,146

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2016
	Quarter Ended February 27	Quarter Ended May 28	Quarter Ended August 27	Quarter Ended December 3	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$134,554	$154,019	$144,710	$152,746	$586,029
Industrial/Environmental Filtration	181,718	210,949	186,677	224,201	803,544
	$316,272	$364,968	$331,387	$376,947	$1,389,573

Operating profit by segment:
Engine/Mobile Filtration	$19,067	$29,501	$29,337	$25,151	$103,056
Industrial/Environmental Filtration	12,892	24,283	21,361	19,295	77,832
	$31,959	$53,784	$50,698	$44,446	$180,888

Operating margin by segment:
Engine/Mobile Filtration	14.2%	19.2%	20.3%	16.5%	17.6%
Industrial/Environmental Filtration	7.1%	11.5%	11.4%	8.6%	9.7%
	10.1%	14.7%	15.3%	11.8%	13.0%

	2015
	Quarter Ended February 28	Quarter Ended May 30	Quarter Ended August 29	Quarter Ended November 28	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$144,458	$161,290	$151,734	$147,992	$605,474
Industrial/Environmental Filtration	190,916	218,676	200,496	224,555	834,643
Packaging	15,749	19,833	5,327	—	40,909
	$351,123	$399,799	$357,557	$372,547	$1,481,026

Operating profit by segment:
Engine/Mobile Filtration	$24,746	$30,564	$27,728	$25,221	$108,259
Industrial/Environmental Filtration	14,008	26,604	22,765	24,168	87,545
Packaging	439	1,775	(71)	—	2,143
	$39,193	$58,943	$50,422	$49,389	$197,947

Operating margin by segment:
Engine/Mobile Filtration	17.1%	18.9%	18.3%	17.0%	17.9%
Industrial/Environmental Filtration	7.3%	12.2%	11.4%	10.8%	10.5%
Packaging	2.8%	8.9%	(1.3)%	—%	5.2%
	11.2%	14.7%	14.1%	13.3%	13.4%

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Fourth Quarter 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP net earnings attributable to CLARCOR Inc., non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended December 3, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, net earnings attributable to CLARCOR Inc., basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended December 3, 2016 non-GAAP financial measures provided in this release exclude certain expenses associated with the Parker-Hannifin transaction and upfront expenses for cost reduction initiatives including, but not limited to, expenses associated with the closure of a manufacturing facility in Houston, Texas, and expenses associated with moving manufacturing operations from a facility in the U.K. Although these financial measures excluding these items in the quarter ended December 3, 2016 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the quarter ended December 3, 2016 compared to the quarter ended November 28, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Fourth Quarter 2016 GAAP	Expenses Associated with Parker-Hannifin Transaction	Upfront Expenses for Cost Reduction Initiatives	Fourth Quarter 2016 Non-GAAP Adjusted

Net sales	$376,947	$—	$—	$376,947
Cost of sales	252,211	—	(2,134)	250,077
Gross profit	124,736	—	2,134	126,870
Selling and administrative expenses	80,290	(7,420)	(185)	72,685
Operating profit	44,446	7,420	2,319	54,185
Other income (expense):
Interest expense	(1,794)	—	—	(1,794)
Interest income	156	—	—	156
Other, net	(317)	—	—	(317)
	(1,955)	—	—	(1,955)
Earnings before income taxes	42,491	7,420	2,319	52,230
Provision for income taxes	13,447	1,597	812	15,856
Net earnings	29,044	5,823	1,507	36,374
Net earnings attributable to
noncontrolling interests, net of tax	(44)	—	—	(44)
Net earnings attributable to
CLARCOR Inc.	$29,000	$5,823	$1,507	$36,330
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.60	$0.12	$0.03	$0.75
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.59	$0.12	$0.03	$0.74
Gross margin percentage	33.1%	0.0%	0.6%	33.7%
Selling and administrative expenses as a percentage of net sales	21.3%	(2.0)%	0.0%	19.3%
Operating margin	11.8%	2.0%	0.6%	14.4%

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Fourth Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP net earnings attributable to CLARCOR Inc., non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended November 28, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, net earnings attributable to CLARCOR Inc., basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended November 28, 2015 non-GAAP financial measures provided in this release exclude upfront expenses for cost reduction initiatives related to employee severance and other employee termination benefits incurred in the fourth quarter 2015 in connection with a reduction-in-force. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of these items provides a more comparable measure of the changes in these financial measures for the quarter ended November 28, 2015 compared to the quarter ended December 3, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Fourth Quarter 2015 GAAP	Upfront Expenses for Cost Reduction Initiatives	Fourth quarter 2015 Non-GAAP Adjusted

Net sales	$372,547	$—	$372,547
Cost of sales	250,258	(1,048)	249,210
Gross profit	122,289	1,048	123,337
Selling and administrative expenses	72,900	(4,582)	68,318
Operating profit	49,389	5,630	55,019
Other income (expense):
Interest expense	(1,664)	—	(1,664)
Interest income	104	—	104
Other, net	93	—	93
	(1,467)	—	(1,467)
Earnings (loss) before income taxes	47,922	5,630	53,552
Provision for income taxes	14,828	1,970	16,798
Net earnings (loss)	33,094	3,660	36,754
Net earnings attributable to
noncontrolling interests, net of tax	(41)	—	(41)
Net earnings attributable to
CLARCOR Inc.	$33,053	$3,660	$36,713
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.67	$0.07	$0.74
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.67	$0.07	$0.74
Gross margin percentage	32.8%	0.3%	33.1%
Selling and administrative expenses as a percentage of net sales	19.6%	(1.2)%	18.3%
Operating margin	13.3%	1.5%	14.8%

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP net earnings attributable to CLARCOR Inc., non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the fiscal year ended December 3, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, net earnings attributable to CLARCOR Inc., basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The fiscal year ended December 3, 2016 non-GAAP financial measures provided in this release exclude the patent litigation award received from 3M Company during the second quarter of fiscal 2016, certain expenses associated with the Parker-Hannifin transaction incurred during the fourth quarter of fiscal 2016, and upfront expenses for cost reduction initiatives incurred during fiscal 2016, including expenses associated with the closure of a manufacturing facility in Houston, Texas, costs associated with moving manufacturing operations from a facility in the U.K., lease termination payments related to our exit of a natural gas filtration vessel manufacturing facility in Australia, costs associated with the exit of an HVAC filtration facility in the U.S., and severance and other employee termination benefit costs pursuant to reductions-in-force. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the fiscal year ended December 3, 2016 compared to the fiscal year ended November 28, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Full Year 2016 GAAP	Patent Litigation Award	Expenses Associated with Parker-Hannifin Transaction	Upfront Expenses for Cost Reduction Initiatives	Full Year 2016 Non-GAAP Adjusted

Net sales	$1,389,573	$—	$—	$—	$1,389,573
Cost of sales	927,674	—	—	(4,315)	923,359
Gross profit	461,899	—	—	4,315	466,214
Selling and administrative expenses	281,011	—	(7,420)	(41)	273,550
Operating profit	180,888	—	7,420	4,356	192,664
Other income (expense):
Interest expense	(7,538)	—	—	—	(7,538)
Interest income	551	—	—	—	551
Other, net	27,705	(27,250)	—	—	455
	20,718	(27,250)	—	—	(6,532)
Earnings before income taxes	201,606	(27,250)	7,420	4,356	186,132
Provision for income taxes	62,216	(9,102)	1,597	1,525	56,236
Net earnings	139,390	(18,148)	5,823	2,831	129,896
Net earnings attributable to
noncontrolling interests, net of tax	(124)	—	—	—	(124)
Net earnings attributable to
CLARCOR Inc.	$139,266	$(18,148)	$5,823	$2,831	$129,772
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.86	$(0.37)	$0.12	$0.06	$2.67
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.84	$(0.37)	$0.12	$0.06	$2.65
Gross margin percentage	33.2%	0.0%	0.0%	0.4%	33.6%
Selling and administrative expenses as a percentage of net sales	20.2%	0.0%	0.5%	0.0%	19.7%
Operating margin	13.0%	0.0%	0.5%	0.4%	13.9%

CLARCOR INC. 2016 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP net earnings attributable to CLARCOR Inc., non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the fiscal year ended November 28, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, net earnings attributable to CLARCOR Inc., basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The fiscal year ended November 28, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015, a net gain on the sale of such packaging business recognized in the third quarter of 2015, and an impairment loss related to our BioProcess H2O and Algae investments recognized in the third quarter of 2015. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the fiscal year ended November 28, 2015 compared to the fiscal year ended December 3, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Full Year 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	Upfront Expenses for Cost Reduction Initiatives	Full Year 2015 Non-GAAP Adjusted

Net sales	$1,481,026	$(40,909)	[1]	$—	$—	$1,440,117
Cost of sales	992,397	(33,954)	[1]	—	(1,048)	957,395
Gross profit	488,629	(6,955)		—	1,048	482,722
Selling and administrative expenses	290,682	(4,812)	[1]	—	(4,582)	281,288
Operating profit	197,947	(2,143)		—	5,630	201,434
Other income (expense):
Interest expense	(5,629)	—		—	—	(5,629)
Interest income	443	—		—	—	443
Other, net	5,204	(12,131)	[2]	6,729	—	(198)
	18	(12,131)		6,729	—	(5,384)
Earnings before income taxes	197,965	(14,274)		6,729	5,630	196,050
Provision for income taxes	63,052	(5,136)		2,355	1,970	62,241
Net earnings	134,913	(9,138)		4,374	3,660	133,809
Net earnings attributable to
noncontrolling interests, net of tax	(209)	—		—	—	(209)
Net earnings attributable to
CLARCOR Inc.	$134,704	$(9,138)		$4,374	$3,660	$133,600
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.70	$(0.18)		$0.09	$0.07	$2.68
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.67	$(0.18)		$0.09	$0.07	$2.65
Gross margin percentage	33.0%	0.4%		0.0%	0.1%	33.5%
Selling and administrative expenses as a percentage of net sales	19.6%	0.2%		0.0%	(0.3)%	19.5%
Operating margin	13.4%	0.2%		0.0%	0.4%	14.0%

1 - 2015 financial results for J.L. Clark through disposition date of June 27, 2015 (approximately seven months of operations during fiscal 2015)
2 - Net gain on third quarter 2015 disposition of J.L. Clark